UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2018

Axovant Sciences Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-37418	98-1333697
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor

11-12 St. James’s Square

London SW1Y 4LB, United Kingdom

(Address of principal executive office)

Registrant’s telephone number, including area code:  +44 203 318 9708

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Pavan Cheruvu, M.D. as Chief Executive Officer

On February 11, 2018, the board of directors (the “Board”) of Axovant Sciences Ltd. (the “Company”) appointed Pavan Cheruvu, M.D. as the Company’s Principal Executive Officer, effective as of that date. Dr. Cheruvu also assumed his new role as Chief Executive Officer of Axovant Sciences, Inc. There is no arrangement or understanding between Dr. Cheruvu and any other person pursuant to which he was appointed as an officer of the Company, and there is no family relationship between Dr. Cheruvu and any of the Company’s directors or other executive officers.

Dr. Cheruvu, age 36, has held roles of increasing responsibility at Roivant Sciences, Inc. and in supporting the Company since October 2015. Dr. Cheruvu completed his residency in internal medicine at Johns Hopkins Hospital and continued his training in a clinical fellowship in cardiovascular medicine at the University of California, San Francisco. Prior to his medical training, Dr. Cheruvu worked as a management consultant at McKinsey & Company from June 2008 through June 2011, where he focused on biopharmaceutical strategy. Dr. Cheruvu received his B.S.E. in Biomedical Engineering, B.S.E. in Electrical Engineering, and A.B. in Chemistry from Duke University, his M.Sc. in Computer Science from Oxford University and his M.D. from Harvard Medical School.

Pursuant to Dr. Cheruvu’s employment agreement with Axovant Sciences, Inc., he will receive an annual base salary of $500,000. He will also be eligible to receive an annual discretionary cash bonus, with a target amount equal to 60% of his then-current annual base salary beginning with the fiscal year ending March 31, 2019, based on the Board’s or the compensation committee’s assessment of both his individual performance and overall Company performance.

On February 13, 2018, Dr. Cheruvu was awarded an initial option grant to purchase 1,940,185 common shares of the Company at an exercise price equal to $1.81, the closing price of the Company’s common shares as reported by The Nasdaq Global Select Market on that date. This option will vest over a period of four years, with one-quarter of the common shares underlying the option vesting on February 11, 2019 and the remainder vesting in 12 equal quarterly installments thereafter. Dr. Cheruvu will also be eligible to receive additional discretionary annual option grants beginning with the fiscal year ending March 31, 2019, based on his performance as well as business conditions at the Company. Upon the consummation of a change in control (as defined in the Company’s 2015 Equity Incentive Plan as amended), 100% of any unvested common shares underlying his initial option grant will vest in full.

Dr. Cheruvu’s employment is “at will” and may be terminated at any time, with or without cause. Under his employment agreement, in the event that Dr. Cheruvu is terminated without cause or resigns for good reason (as those terms are defined in his employment agreement), then the Company will be obligated to pay Dr. Cheruvu an amount equal to the sum of his then-current annual base salary and annual bonus target opportunity. This amount will be payable in one lump sum within 10 days of such termination or resignation, subject to his execution and delivery of a waiver and release of claims and his continuing compliance with the terms of such agreement. If Dr. Cheruvu is subjected to excise tax pursuant to Sections 280G and 4999 of the Internal Revenue Code, he will either have his payments cut back so that the excise tax does not apply, or he will receive the full payments and benefits and be subject to the excise tax, whichever puts him in a better after-tax position.

The Company expects to enter into its standard indemnification agreement for executive officers with Dr. Cheruvu, the form of which was previously filed by the Company as Exhibit 10.4 to the Company’s

Registration Statement on Form S-1 (File No. 333-204073), filed with the Securities and Exchange Commission on May 22, 2015 (the “Registration Statement”).

The foregoing summary of the terms and conditions of employment of Dr. Cheruvu does not purport to be complete and is qualified in its entirety by reference to the employment agreement for Dr. Cheruvu, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending March 31, 2018.

Appointment of Vivek Ramaswamy as Chairman

On February 11, 2018, Vivek Ramaswamy, a member of the Board, Chief Executive Officer of Roivant Sciences, Inc. and the Company’s former Principal Executive Officer, was appointed as Chairman of the Board. Mr. Ramaswamy will not receive any compensation from the Company for his service as Chairman.

Appointment of Roger Jeffs, Ph.D. and George Bickerstaff as Directors

On February 8, 2018, Roger Jeffs, Ph.D. was appointed to the Board, filling an existing vacancy with a term expiring at the 2018 Annual General Meeting of Shareholders. Dr. Jeffs has not been appointed to serve as a member of any committee of the Board. There is no arrangement or understanding between Dr. Jeffs and any other person pursuant to which he was selected as a director, and there is no family relationship between Dr. Jeffs and any of the Company’s other directors or executive officers.

Dr. Jeffs, age 56, has over 25 years of experience in the biopharmaceutical industry. He recently served as President and co-Chief Executive Officer of United Therapeutics Corporation from January 2015 to June 2016. Dr. Jeffs joined United Therapeutics in 1998 as director of research, development, and medical and served as its President and Chief Operating Officer from April 2001 to December 2014. He also served as a member of its board of directors from 2001 to 2016. Before joining United Therapeutics, he held positions in clinical development at Amgen, Inc. and Burroughs Wellcome Co. Dr. Jeffs is the co-founder and co-owner of Bull City Select Investments, an investment firm focused on in-licensing and development of early-stage biopharma assets. Dr. Jeffs received his B.A. in Chemistry from Duke University and his Ph.D. in Pharmacology from the University of North Carolina School of Medicine. Dr. Jeffs is a member of the boards of directors of the following public companies: Albireo Pharma, Inc., Axsome Therapeutics, Inc., Dova Pharmaceuticals, Inc. and Sangamo Therapeutics, Inc.

On February 11, 2018, George W. Bickerstaff, III was appointed to Board, filling an existing vacancy with a term expiring at the 2018 Annual General Meeting of Shareholders. Mr. Bickerstaff has not been appointed to serve as a member of any committee of the Board. There is no arrangement or understanding between Mr. Bickerstaff and any other person pursuant to which he was selected as a director, and there is no family relationship between Mr. Bickerstaff and any of the Company’s other directors or executive officers.

Mr. Bickerstaff, age 62, is currently a partner and the managing director of M.M. Dillon & Co., a healthcare and technology investment bank that he co-founded. Previously, he served as Chief Financial Officer of Novartis Pharma AG from 2000 to 2005, held senior financial positions at IMS Health from 1989 to 1997 and held financial positions with Dun & Bradstreet and General Electric. Mr. Bickerstaff received his B.S. in Engineering and his B.A. in Business Administration from Rutgers University. Mr. Bickerstaff currently serves as a member of the boards of directors of the following public companies: Cardax, Inc., CareDx, Inc., Innoviva, Inc. and Inovio Pharmaceuticals, Inc. He also previously served on the board of directors of ARIAD Pharmaceuticals, Inc.

In accordance with the Company’s non-employee director compensation policy, each of Dr. Jeffs and Mr. Bickerstaff will receive an annual cash retainer of $40,000 for his service as a director. If either of them is subsequently appointed to serve on any committee, he will receive an additional cash retainer for that service. In addition, on February 13, 2018, each of Dr. Jeffs and Mr. Bickerstaff was awarded an initial option grant to purchase 150,000 common shares of the Company at an exercise price equal to $1.81, the closing price of the Company’s common shares as reported by The Nasdaq Global Select Market on that date. These options will vest over a period of three years, with one-third of the common shares underlying the options vesting on each of the first, second and third anniversaries of the directors’ respective dates of appointment to the Board.

The Company expects to enter into its standard indemnification agreement for directors with each of Dr. Jeffs and Mr. Bickerstaff, the form of which was previously filed by the Company as Exhibit 10.4 to the Registration Statement.

Resignations of David T. Hung, M.D., Kathryn E. Falberg, Patrick Machado and W. Anthony Vernon

On February 11, 2018, David T. Hung, M.D. resigned from his positions as Principal Executive Officer of the Company and Chief Executive Officer of Axovant Sciences, Inc. and from the Board, in each case, effective February 11, 2018.

In connection with Dr. Hung’s resignation, the Company entered into separation and mutual release agreements under which Dr. Hung agreed to a general release of claims. In exchange for this release and Dr. Hung’s other obligations under the agreements, the Company agreed to pay Dr. Hung cash severance in the amount of $2,260,000, payable ratably over 12 months on the Company’s regular payroll dates, and a discretionary bonus equal to 100% of his bonus target for 2017 (or $330,000), on the date discretionary bonuses are paid to other Company executives. The Company also agreed to reimburse Dr. Hung for continued medical coverage for 18 months following his resignation and waive any right to recover relocation expenses paid by the Company under his employment agreement with the Company. Dr. Hung’s entitlement to this consideration is subject to his continuing compliance with the terms of the separation and mutual release agreements, which include covenants relating to non-competition, non-solicitation of employees, non-disparagement and confidentiality.

The foregoing summary of the separation and mutual release agreements with Dr. Hung does not purport to be complete and is qualified in its entirety by reference to the agreements, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending March 31, 2018.

Dr. Hung will continue to serve as an advisor to the Roivant family of companies. In connection with this service, he has entered into a new advisor agreement with Roivant Sciences, Inc. pursuant to which he will be granted a stock option for common shares of Roivant Sciences Ltd. This agreement replaces the advisor agreement Dr. Hung previously entered into with Roivant Sciences, Inc. in June 2017, and the restricted stock units that were issued to him under the previous agreement have lapsed by their terms.

On February 11, 2018, Kathryn E. Falberg, Patrick Machado and W. Anthony Vernon also resigned from the Board, effective as of that date. Effective concurrently with those resignations, Atul Pande, M.D. was appointed to serve as a member of the audit committee of the Board.

Item 8.01                                           Other Events.

On February 12, 2018, the Company initiated a corporate realignment to focus its efforts and resources on its ongoing and future programs that included a reduction in its workforce and a transfer of certain employees to affiliates. The Company expects to complete the reduction in headcount and employee transfers, including the payment of employee severance and benefits, in the third quarter of fiscal 2018. The Company expects these actions to result in a restructuring charge of approximately $1.5 million for employee severance and related costs. In addition, the Company expects these actions, together with the changes in the management team described above, to result in annualized cost savings of between approximately $6.0 million and $8.0 million. These savings may be partially offset by higher costs for outsourced services which cannot be quantified at this time.

These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ from those anticipated by the forward-looking statements, which risks are described in the Company’s latest Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axovant Sciences Ltd.

Date: February 14, 2018	By:	/s/ Gregory Weinhoff
		Name:	Gregory Weinhoff
		Title:	Principal Financial Officer